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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                               13-2740599
                  ------------                            ------------
    (State of incorporation or organization)            (I.R.S. Employer
                                                       Identification No.)

         4 World Financial Center
          New York, New York                               10080
      ----------------------------                       ---------
(Address of principal executive offices)                 (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section            securities pursuant to Section
12(b) of the Exchange Act and is          12(g) of the Exchange Act and is
effective pursuant to General             effective pursuant to General
Instruction A.(c), please check the       Instruction A.(d), please check the
following box. |_|                        following box. |X|


Securities Act registration statement file number to which this form relates:
333-52822
---------

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
    -------------------                         ------------------------------

Market Index Target-Term Securities(R)
based upon the Dow Jones Industrial
Average/SM/ due September   , 2008              The Nasdaq National Market

"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

"Dow Jones", "Dow Jones Industrial Average/SM/" and "DJIA/SM/" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Merrill Lynch, Pierce, Fenner & Smith Incoporated. The MITTS Securities are not sponsored, endorsed, sold or promoted by Dow Jones.


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Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------


           The description of the general terms and provisions of the Market Index Target-Term Securities based upon the Dow Jones Industrial Average /SM/ ("MITTS(R)") due September , 2008 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated September 19, 2001, and the Prospectus dated January 24, 2001, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-52822 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.    Exhibits.
           --------

        99(A) Preliminary Prospectus Supplement dated Septmber 19, 2001, and Prospectus dated January 24, 2001, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

        99(B)      Form of Note.

        99(C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

           Other securities issued by Merrill Lynch & Co., Inc. are listed on The Nasdaq National Market.





















* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


                                        2

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     MERRILL LYNCH & CO., INC.




                                         By:  /s/ Andrea L. Dulberg
                                             --------------------------
                                                  Andrea L. Dulberg
                                                      Secretary

Date: September 25, 2001


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS
                                       TO
                        FORM 8-A DATED SEPTEMBER 25, 2001

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                                INDEX TO EXHIBITS

Exhibit No.
----------

99(A)             Preliminary Prospectus Supplement dated
                  September 19, 2001, and Prospectus dated
                  January 24, 2001 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99(B)             Form of Note.

99(C)             Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and The Chase Manhattan Bank, formerly
                  Chemical Bank (successor by merger to
                  Manufacturers Hanover Trust Company),
                  dated as of April 1, 1983, as amended and restated.*



























* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.